EXHIBIT 23.10

                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                                METALS USA, INC.

      The undersigned hereby consents to be named as a director of Metals USA, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: November 11, 1997.

                                        By: /s/ A. LEON JEFFREYS
                                        Name:   A. Leon Jeffreys